Exhibit 10.82

THE SECURITIES PURCHASED BY THIS PURCHASE AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY APPLICABLE STATE SECURITIES LAWS, AND TRANSFER OF THE SECURITIES IS RESTRICTED BY THE TERMS OF THIS PURCHASE AGREEMENT, THE COMPANY’S AMENDED AND RESTATED OPERATING AGREEMENT AND BY APPLICABLE LAW.

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Purchase Agreement”) is made by and between Investview MTS, LLC, a Delaware limited liability company (the “Subsidiary”), Investview Financial Group Holdings, LLC, a Delaware limited liability company (the “Company”), Investview, Inc., a Nevada corporation (“Investview”) and MPower Trading Systems LLC, a Pennsylvania limited liability company (“Purchaser”), as of March 22, 2021. In this Purchase Agreement, the Subsidiary, the Company, Investview and Purchaser are sometimes referred to individually as a “Party” and collectively as the “Parties.”

WHEREAS, the Subsidiary is a wholly owned subsidiary of the Company, which is a wholly owned subsidiary of Investview;

WHEREAS, pursuant to the terms of the Limited Liability Company Agreement, dated as of March 22, 2021 (the “Operating Agreement”) among the members of the Company, the Company may issue “Class B Units,” which are exchangeable into shares of the Common Stock of Investview pursuant to the terms set forth therein (the “Conversion Shares”);

WHEREAS, as of the date hereof, the Subsidiary is the holder of 565,000,000 Class B Units of the Company (the “Interests”);

WHEREAS, as of the date hereof, in conjunction with the transactions contemplated by this Purchase Agreement, the Company is entering into a Securities Purchase Agreement with SSA Technologies LLC (“SSA”) and certain other parties thereto, pursuant to which the Company will issue Class B Units to SSA and such other parties in exchange for the equity of LevelX Capital LLC (the “LevelX Capital Agreement”), and a separate Securities Purchase Agreement with SSA, pursuant to which the Company will issue Class B Units to SSA in exchange for the assets of SSA (together with the LevelX Capital Agreement, the “SSA Agreements”); and

WHEREAS, Purchaser wishes to purchase, and the Subsidiary wishes to sell, the Interests pursuant to the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the terms and conditions herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties, intending to be legally bound hereby, agree as follows:

1. Purchase of Interests.

(a) Subject to the terms and conditions of this Purchase Agreement, Purchaser hereby irrevocably agrees to purchase the Interests in exchange for the Consideration (as defined below) and otherwise upon the terms and conditions set forth herein (the “Purchase”) at the Closing. The Interests being purchased under this Purchase Agreement are also referred to herein collectively as the “Securities.” The rights and preferences of the Interests are as set forth in the Operating Agreement.

(b) As “Consideration” for the purchase and sale of the Securities, Purchaser hereby agrees to assign to the Subsidiary all of Purchaser’s assets (the “Assets”) at the Closing, including, but not limited to:

(i) an undivided, jointly owned interest in and to all Core Jointly Owned IP (as defined on Schedule A hereto) such that, following such assignment, the Parties shall jointly own undivided interests in all Core Jointly Owned IP, and further assigns to the Subsidiary an undivided, jointly owned interest in and to all Jointly Owned Licenses, in each case subject to the terms and conditions set forth in Section 2; provided that, for the avoidance of doubt and subject to Section 2, each Party shall retain a complete copy of the source code included in the Jointly Owned IP;

(ii) that certain Office Lease, dated as of August 6, 2010, by and between Purchaser and 521 Haverford Associates, L.P., as amended, including certain fixtures, furniture and equipment;

(iii) that certain Agreement, dated as of August 26, 2009, by and between Purchaser and Cross Connect Solutions, LLC (including the Account Inventory schedule with respect thereto); and

(iv) all other assets of Purchaser of every nature, tangible and intangible, including all intellectual property and all contracts, permits and other rights.

(c) The Subsidiary hereby irrevocably agrees to accept the Assets at the Closing and, pursuant to and in accordance with the terms and conditions of this Purchase Agreement, hereby irrevocably agrees to assume at the Closing and to pay, perform and discharge when due all liabilities and obligations with respect to or otherwise related to the Assets, but excluding all liabilities that are not ordinary course operating liabilities of the business of the Purchaser conveyed pursuant hereto (the “Liabilities”).

The purchase of Interests involves significant risks, as more fully set forth on Appendix A of this Purchase Agreement.

2. Jointly Owned IP. The Jointly Owned IP is subject to the following provisions:

(a) From the Closing Date until the date on which a Reversionary Event of Purchaser (as defined in Section 2(j) below) has occurred, the Subsidiary hereby assigns and continues to assign to Purchaser an undivided, joint interest in and to all Subsidiary Modifications (as defined on Schedule A hereto) such that, following such assignment, the Parties shall jointly own undivided interests in all Subsidiary Modifications, subject to the terms and conditions set forth in this Section 2.

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(b) In furtherance of the provisions of Section 1 and this Section 2, (i) within 30 days following the Closing Date, Purchaser shall provide to the Subsidiary copies of all source code for software included in the Core Jointly Owned IP, and (ii) promptly following any Subsidiary Modifications subject to assignment pursuant to (a) above, but in no event less often than at the end of each fiscal quarter, the Subsidiary shall provide to the Purchaser copies of all source code for software included in such Subsidiary Modifications.

(c) In furtherance of the provisions of Section 1 and this Section 2, from the Closing Date until the date on which a Reversionary Event of Purchaser has occurred, the Subsidiary hereby agrees to perform at all times ongoing maintenance and support of the Jointly Owned IP software technology by, among other things, maintaining a managed services team of no less than one (1) senior director of technology operations, one (1) customer tech support, and three (3) developer members dedicated to advance, maintain and provide services to the Jointly Owned IP (collectively the above being the “Maintenance & Support Services”). The Subsidiary’s responsibilities covered under the Maintenance & Support Services include the following: (a) development operations (DevOps team); (b) software & system development, maintenance, and support; (c) source code maintenance; (d) product training & education (internal and external); (e) client product and technical support; (f) marketing/communication services (internal and external); and (g) account/margin department services.

(d) In furtherance of the provisions of Section 1 and this Section 2, from the Closing Date until the date on which a Reversionary Event of Purchaser has occurred, the Subsidiary hereby agrees that the Subsidiary’s principal administrative headquarters will be located at 109 White Oak Lane, Old Bridge, NJ, with its principal back-office operation to be located at 521 W. Lancaster Avenue, 2nd Floor, Haverford, PA, 19041, the offices of Purchaser, which may be changed only with the approval of the Company as the sole member of Subsidiary. The Subsidiary agrees to work with Purchaser on the orderly transfer of the Jointly Owned IP and related vendor services to the Subsidiary and to assist to negotiate appropriate fees for such service.

(e) Following the Closing Date, and at all times thereafter, the Subsidiary shall assume from Purchaser and pay and maintain the following required direct operating expenses in support of the Subsidiary’s business:

●	market data service expenses (primary/secondary) (i.e. dxFeed data);

●	data center expenses (i.e. Crown Castle/Cross Connect 401 Broad St Philadelphia PA co-location);

●	communication layer expenses (i.e. Cogent Communications);

●	direct office expenses of 521 W. Lancaster Avenue, Haverford PA. (i.e. including assumption of the office lease/rent, water, trash and utilities expense), which will be transferred and transformed and operated in support of the Company’s businesses, including but not limited to the Broker Dealer and related businesses;

●	maintain the managed services team of no less than one (1) senior director of technology operations, one (1) customer tech support, and three (3) developer members dedicated to advance, maintain and provide services to the Jointly Owned IP (collectively the above being the “Maintenance & Support Services” team);

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●	all current and any additional hardware and software services as may be required by the Subsidiary for its business (i.e. Marlin Business Server Equipment Lease/ Google/ Verizon/ Comcast/ Twilio/ Santander Furniture, Fixture & Equipment Loan); and

●	any third-party enterprise software license and/or vendors service fees required in support of the Subsidiary’s business.

(f) Except as expressly set forth herein, neither the Subsidiary nor Purchaser shall owe any duty to account to the other Party for its use or grant of rights in any Jointly Owned IP, or for any profits derived therefrom, whether before or after a Reversionary Event of the Subsidiary (as defined in Section 2(j) below).

(g) All Jointly Owned IP will be held in confidence and retained as trade secret material until such time as the Parties agree to pursue patent protection for such Jointly Owned IP. The Parties will identify any Jointly Owned IP that may be suitable to file for patent protection and will meet to determine the scope of protection. All Jointly Owned IP for which the Parties seek patent protection shall be first filed in the U.S. and jointly assigned to each Party. The Parties may elect on a case-by-case basis to have one Party administer all aspects of procuring patent protection for an application, or if the Parties cannot agree to such an arrangement, an independent law firm will jointly represent the Parties in such patent procurement. The Subsidiary and Purchaser shall share equally in the costs of patent filing, procurement and maintenance; provided, however, that if one of the Subsidiary or Purchaser decides not to continue sharing in the cost of a particular patent application or patent (including foreign counterparts), that Party will assign all rights and interest in such patent or application to the other Party and retain no further rights in such Jointly Owned IP. Each Party shall execute and deliver any documents and instruments reasonably necessary to evidence or record such rights of joint owners or to enforce the rights in Jointly Owned IP.

(h) At any time or from time to time after the Closing Date, each of the Subsidiary and Purchaser agree to cooperate with each other, and at the request of the other Party, and without any additional consideration, each of the Subsidiary and Purchaser agree to provide further information or assurances; execute and deliver such additional agreements, documents and instruments; and take such other actions and do such other things, as may be necessary or appropriate to carry out the terms and provisions of this Section 2 and the intent of the Parties and to give effect to the transactions contemplated by this Purchase Agreement.

(i) The Subsidiary shall not sell, transfer or exclusively license any Jointly Owned IP unless such purchaser, transferee or licensee shall, in advance, enter into an agreement with Purchaser reflecting the agreed terms set forth in this Purchase Agreement.

(j) For the purposes of this Purchase Agreement, the following terms have the meanings ascribed to them below:

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(i) “Reversionary Event of the Subsidiary” shall mean: (A) bankruptcy proceedings (whether voluntary or involuntary) have been instituted with respect to the Subsidiary, which proceedings are not dismissed within ninety (90) days after institution, (B) the Subsidiary is insolvent or has ceased all business operations, (C) a breach by the Subsidiary of its obligations hereunder, or (D) the failure or refusal of the Subsidiary, by January 1, 2022, to develop, improve, maintain, bring to market and make available through distribution to the Subsidiary’s business holders, or to third parties for a fee, the Core Jointly Owned IP (as amended by any Subsidiary Modifications) and software products derived therefrom for commercial use or to otherwise commercialize the Core Jointly Owned IP (as amended by any Subsidiary Modifications).

(ii) “Reversionary Event of Purchaser” shall mean (A) bankruptcy proceedings (whether voluntary or involuntary) have been instituted with respect to the Purchaser, which proceedings are not dismissed within ninety (90) days after institution, (B) Purchaser has made an assignment for the benefit of creditors (other than an assignment for the benefit of DBR Capital LLC, any other member of Purchaser or any of their respective affiliates), or (C) a liquidation of Purchaser other than in connection with a liquidation in which assets are principally distributed to DBR Capital LLC, any other member of Purchaser or any of their respective affiliates.

3. Conditions Precedent to Closing; Closing.

(a) The Subsidiary’s obligation to proceed to the closing of the transactions contemplated hereby (the “Closing”) is subject to the fulfillment, or waiver by the Subsidiary, on or prior to the Closing of each of the following:

(i) the Parties shall have executed this Purchase Agreement on or before March 22, 2021;

(ii) Purchaser shall have delivered audited financial statements compliant with the requirements of Regulation S-X (the “Audit”);

(iii) Purchaser shall have delivered an executed joinder or signature page to the Operating Agreement;

(iv) Purchaser shall have delivered a copy of that certain Registration Rights Agreement, by and among the Company and the other parties thereto (the “Registration Rights Agreement”), executed by Purchaser;

(v) Purchaser shall have delivered an executed Lock-Up Agreement with respect to the Conversion Shares;

(vi) Purchaser shall have provided evidence that all of Purchaser’s employees (the “Employees”) have been terminated, effective as of the Closing;

(vii) the representations and warranties of the Purchaser contained in Section 6 of this Purchase Agreement shall be true and correct as of the date hereof and as of the Closing Date as if made on and as of the Closing Date (except to the extent such representations and warranties specifically related to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date), and the Purchaser shall have complied with all of its obligations in this Purchase Agreement;

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(viii) Purchaser shall have delivered a certificate, duly executed by an authorized executive officer of the Purchaser, dated as of the Closing Date, certifying that the conditions specified in Section 3(a)(vii) have been fulfilled; and

(ix) Purchaser shall have delivered any other reasonable documents, instruments or agreements requested by the Subsidiary to consummate the transactions contemplated by this Purchase Agreement.

(b) Purchaser’s obligation to proceed to the Closing is subject to the fulfillment, or waiver by Purchaser, on or prior to the Closing of each of the following:

(i) the Parties shall have executed this Purchase Agreement on or before March 22, 2021;

(ii) the Company and the other parties thereto shall each have executed the SSA Agreements on or before March 22, 2021, and such SSA Agreements shall not have been amended or terminated prior to the Closing without the prior written consent of the Purchaser and Investview;

(iii) the provisions of Section 6(f) of the LevelX Capital Agreement shall have been met within the time period set forth therein;

(iv) if requested by Purchaser, the Company shall have provided Purchaser with all information and otherwise cooperated with Purchaser’s due diligence review of Investview’s public filings, and Purchaser shall have completed a due diligence review to its satisfaction, in its sole discretion, of Investview and the Company, including, but not limited to, the SEC Reports and filings and other regulatory and administrative matters, and all expenses incurred by Purchaser with respect to such due diligence review shall be borne by Investview;

(v) the Company shall have delivered a fully executed copy of the Operating Agreement;

(vi) the Company shall have delivered a copy of the Registration Rights Agreement, executed by the Company;

(vii) the Company shall have provided evidence that all of the Employees have received offers of employment, effective as of the Closing;

(viii) the Company shall have delivered a certificate evidencing Purchaser’s ownership of the Interests;

(ix) on or before the date that is 30 days from the date hereof, the Company shall have delivered a copy of the Lock-Up Agreement duly executed by (A) each of the parties (other than Investview and the Company) to the SSA Agreements and (B) each of the parties that executed a Lock-Up Agreement regarding shares of Common Stock of Investview on or around April 27, 2020;

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(x) the representations and warranties of the Subsidiary, the Company and Investview contained in Sections 4 and 5, respectively, of this Purchase Agreement shall be true and correct as of the date hereof and as of the Closing Date as if made on and as of the Closing Date (except to the extent such representations and warranties specifically related to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date), and each of the Subsidiary, the Company and Investview shall have complied with all of its obligations under this Purchase Agreement; and

(xi) the Subsidiary shall have delivered a certificate, duly executed by an authorized executive officer of the Subsidiary, dated as of the Closing Date, certifying that the conditions specified in Section 3(b)(x) have been fulfilled.

(c) The Closing shall take place virtually at 10:00 a.m., Eastern Standard Time, on the fifth business day after the date on which the conditions set forth in subsections (a) and (b) of this Section 3 are fulfilled or waived or on such other date or time as the Parties may otherwise mutually agree in writing (the “Closing Date”); provided that if the Closing has not occurred prior to the date that is nine months from the date hereof, this Purchase Agreement may be terminated by the Subsidiary in its sole discretion, unless the failure of the Subsidiary to fulfill the conditions set forth in Section 3(b) hereof, or the breach by the Subsidiary of any of its obligations hereunder, has been the cause of, or resulted in, the failure of the Closing to occur on or before such date.

4. Representations and Warranties of the Company and the Subsidiary. The Company and the Subsidiary hereby represent and warrant to Purchaser as follows:

(a) Organization and Standing. Each of the Company and the Subsidiary is a limited liability company duly formed, validly existing and in good standing under the laws of the state of Delaware. Each of the Company and the Subsidiary has all requisite limited liability company power and authority to own and operate its properties and assets, to execute and deliver this Purchase Agreement and any other agreements or instruments required hereunder. Each of the Company and the Subsidiary is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary.

(b) Right, Title, and Interest. As of the date hereof and as of immediately prior to the Closing, the Subsidiary is the lawful owner of all of the Interests, has good title to the Interests, and has all right, title, and interest in and to the Interests, free and clear of any restrictions on transfer or liens (other than any restrictions under the Securities Act of 1933, as amended (the “Securities Act”) and state securities laws or those arising under the Operating Agreement). The Subsidiary’s delivery of the Interests in accordance with the terms of this Purchase Agreement will pass full and valid title to the Interests free and clear of any liens (other than any restrictions under the Securities Act and state securities laws or those arising under the Operating Agreement).

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(c) Authorization; Enforcement. (A) Each of the Company and the Subsidiary has all requisite limited liability company power and authority to enter into and perform this Purchase Agreement and to consummate the transactions contemplated hereby, and (B) the execution and delivery of this Purchase Agreement by each of the Company and the Subsidiary and the consummation by each of the transactions contemplated hereby have been duly authorized by each of the Company’s and the Subsidiary’s sole member and no further consent or authorization is required, this Purchase Agreement has been duly executed and delivered by each of the Company and the Subsidiary by their authorized representative, and such authorized representative is the true and official representative with authority to sign this Purchase Agreement and the other documents executed in connection herewith and bind each of the Company and the Subsidiary accordingly.

(d) Capitalization. The capitalization of the Company as of immediately following the Purchase (which capitalization shall reflect the assumption that the closing of the transactions contemplated by the SSA Agreements has occurred) is attached hereto as Exhibit B.

(e) Validity. This Purchase Agreement has been duly authorized, executed and delivered by each of the Company and the Subsidiary and constitutes a valid and binding obligation of each of the Company and the Subsidiary, enforceable against such Party in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(f) No Broker Fees. There are no claims for brokerage commission, finders’ fees or similar compensation in connection with the transactions contemplated by this Purchase Agreement or related documents based on any arrangement or agreement binding upon each of the Company and the Subsidiary. Each of the Company and the Subsidiary will indemnify and hold the Purchaser harmless against any liability, loss or expense (including, without limitation, reasonable attorney’s fees and out-of-pocket expenses) arising in connection with any such claim caused by or resulting from any action or omission by Company in violation of this Section 4(f).

5. Representations and Warranties of Investview. Investview hereby represents and warrants to Purchaser as follows:

(a) SEC Reports. Investview has timely filed all of the reports, schedules, forms, statements and other documents required to be filed by Investview with the SEC pursuant to the reporting requirements of the 1934 Act (the “SEC Reports”). The SEC Reports, at the time they were filed with the SEC, (i) complied as to form in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations and (ii) did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b) Independent Accountants. The accountants who certified the audited consolidated financial statements of Investview included in the SEC Reports are independent public accountants as required by the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations, and the Public Company Accounting Oversight Board.

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(c) Financial Statements; Non-GAAP Financial Measures.

(i) The consolidated financial statements included or incorporated by reference in the SEC Reports, together with the related notes, present fairly, in all material respects, the financial position of Investview and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of Investview and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved, except in the case of unaudited, interim financial statements, subject to normal year-end audit adjustments and the exclusion of certain footnotes.

(ii) Except as specifically set forth in the financial statements included in Investview’s Form 10-K for the fiscal year ended March 31, 2020 and the financial statements included in Investview’s Form 10-Q for each of the quarters ended June 30, 2020, September 30, 2020 and December 31, 2020, Investview has no liability or obligation, absolute or contingent, including without limitation any indebtedness, except (i) obligations and liabilities incurred after the date of such financial statements in the ordinary course of business that are not material, individually or in the aggregate, and (ii) obligations under contracts made in the ordinary course of business that would not be required to be reflected in financial statements prepared in accordance with general accepted accounting principles.

(d) No Material Adverse Change in Business. Since March 31, 2020, there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of Investview and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), there have been no transactions entered into by Investview or any of its subsidiaries, other than those in the ordinary course of business and except as contemplated in this Purchase Agreement, which are material with respect to Investview and its subsidiaries considered as one enterprise, and there has been no dividend or distribution of any kind declared, paid or made by Investview on any class of its capital stock.

(e) Good Standing of Investview. Investview has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Nevada and has corporate power and authority to own, lease and operate its properties and to conduct its business as disclosed in the SEC Reports and to enter into and perform its obligations under this Purchase Agreement; and Investview is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(f) Good Standing of Subsidiaries. Each “significant subsidiary” of Investview, as such term is defined in Rule 1-02 of Regulation S-X (each, a “Significant Subsidiary” and, collectively, the “Significant Subsidiaries”) has been duly incorporated or organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the SEC Reports and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect. All of the issued and outstanding capital stock of each Significant Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by Investview, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock of any Significant Subsidiary were issued in violation of the preemptive or similar rights of any securityholder of such Significant Subsidiary.

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(g) Capitalization; Issuance of Shares.

(i) Investview has an authorized capitalization as set forth in the SEC Reports. The outstanding shares of capital stock of Investview have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares of capital stock of Investview were issued in violation of the preemptive or other similar rights of any securityholder of Investview which have not been waived. The Conversion Shares are duly authorized and reserved for issuance and, upon exchange of the Interests upon their redemption in accordance with their terms, will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of shareholders of Investview and will not impose personal liability upon the holder thereof.

(ii) There are no outstanding options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from Investview of any shares of its capital stock other than the rights of redemption of the Class B Units in exchange for Conversion Shares. No stock plan, stock purchase, stock option or other agreement or understanding between Investview and any holder of any equity securities or rights to purchase equity securities provides for acceleration or other changes in the vesting provisions or other terms of such agreement or understanding as the result of (i) termination of employment or consulting services (whether actual or constructive); (ii) any merger, consolidated sale of stock or assets, change in control or any other transaction(s) by Investview; (iii) the transactions contemplated hereby; or (iv) the occurrence of any other event or combination of events.

(h) Validity. This Purchase Agreement has been duly authorized, executed and delivered by Investview and constitutes a valid and binding obligation of Investview, enforceable against it in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(i) Authorization; Enforcement. (A) Investview has all requisite corporate power and authority to enter into and perform this Purchase Agreement and to consummate the transactions contemplated hereby and thereby, to issue the Conversion Shares in accordance with the terms hereof and of the Operating Agreement, and (B) the execution and delivery of this Purchase Agreement by Investview and the consummation by it of the transactions contemplated hereby and thereby (including without limitation, the issuance and reservation for issuance of the Conversion Shares) have been duly authorized by Investview’s Board of Directors and no further consent or authorization of Investview, its Board of Directors, or its shareholders is required, this Purchase Agreement has been duly executed and delivered by Investview by its authorized representative, and such authorized representative is the true and official representative with authority to sign this Purchase Agreement and the other documents executed in connection herewith and bind Investview accordingly.

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(j) Absence of Violations, Defaults and Conflicts. Neither Investview nor any of its subsidiaries is (A) in violation of its charter, bylaws or similar organizational document, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which Investview or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the properties or assets of Investview or any subsidiary is subject (collectively, “Agreements and Instruments”), except for such defaults that would not, singly or in the aggregate, result in liability to Investview in excess of $50,000, or (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over Investview or any of its subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not, singly or in the aggregate, result in liability to Investview in excess of $50,000. The execution, delivery and performance of this Purchase Agreement and the consummation of the transactions contemplated herein (including the issuance and sale of the Conversion Shares) and compliance by Investview with its obligations hereunder do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or result in the creation or imposition of, any lien, charge or encumbrance upon any properties or assets of Investview or any subsidiary pursuant to, the Agreements and Instruments, or require notice to or consent of any party to any agreement or commitment to which Investview is a party that has not been obtained, nor will such action result in any violation of (i) the provisions of the articles of incorporation, bylaws or similar organizational document of Investview or any of its subsidiaries or (ii) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity.

(k) Absence of Labor Dispute. No labor dispute with the employees of Investview or any of its subsidiaries exists or, to the knowledge of Investview, is imminent, and Investview is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in either case, would result in a Material Adverse Effect.

(l) Absence of Proceedings. Except as set forth on Disclosure Schedule 5(l), there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity now pending or, to the knowledge of Investview, threatened, against or affecting Investview or any of its subsidiaries, which would reasonably be expected to result in a liability in excess of $50,000, or which would reasonably be expected to adversely affect the consummation of the transactions contemplated in this Purchase Agreement or the performance by Investview of its obligations hereunder. The foregoing includes, without limitation, actions pending or, to Investview’s knowledge, threatened involving the prior employment of any of Investview’s employees, their use in connection with Investview’s business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. Investview is not a party or, to its knowledge, subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.

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(m) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity, and no notice under, or consent pursuant to, any Agreements and Instruments, is necessary or required for the performance by Investview of its obligations hereunder, in connection with the offering, issuance, or sale of the Securities hereunder or the consummation of the transactions contemplated by this Purchase Agreement, except such as have been already obtained.

(n) Possession of Licenses and Permits. Investview and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now operated by Investview, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect. Investview and its subsidiaries are in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect. No Governmental License has expired, terminated or been suspended and no Governmental License will expire, terminate or be suspended within 90 days. Neither Investview nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(o) Title to Property. Investview and its subsidiaries do not own any real property. Investview and its subsidiaries have title to all tangible personal property owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such restrictions and encumbrances as do not, singly or in the aggregate, materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by Investview or any of its subsidiaries; and all of the leases and subleases material to the business of Investview and its subsidiaries, considered as one enterprise, and under which Investview or any of its subsidiaries holds properties, are in full force and effect, and neither Investview nor any such subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of Investview or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of Investview or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

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(p) Intellectual Property. Investview and its subsidiaries own or possess the right to use all patents, patent applications, inventions, licenses, know-how (including trade secrets and other unpatented and/or non-patentable proprietary or confidential information or procedures), trademarks, service marks, trade names, domain names, copyrights, and other intellectual property, and registrations and applications for registration of any of the foregoing (collectively, “Intellectual Property”) necessary to conduct their business as presently conducted and currently contemplated to be conducted in the future and, to the knowledge of Investview, neither Investview nor any of its subsidiaries, whether through their respective products and services or the conduct of their respective businesses, has infringed, misappropriated, conflicted with or otherwise violated, or is currently infringing, misappropriating, conflicting with or otherwise violating, and none of Investview or its subsidiaries have received any heretofore unresolved communication or notice of infringement of, misappropriation of, conflict with or violation of, any Intellectual Property of any other person or entity. Neither Investview nor any of its subsidiaries has received any communication or notice (in each case that has not been resolved) alleging that by conducting their business as described in the SEC Reports or as otherwise currently conducted, such parties would infringe, misappropriate, conflict with, or violate, any of the Intellectual Property of any other person or entity. Investview knows of no infringement, misappropriation or violation by others of Intellectual Property owned by or licensed to Investview or its subsidiaries which would reasonably be expected to result in a Material Adverse Effect. Investview and its subsidiaries have taken all reasonable steps necessary to secure their interests in such Intellectual Property from their employees and contractors and to protect the confidentiality of all of their confidential information and trade secrets. None of the Intellectual Property employed by Investview or its subsidiaries has been obtained or is being used by Investview or its subsidiaries in violation of any contractual obligation binding on Investview or any of its subsidiaries or, to the knowledge of Investview, any of their respective officers, directors or employees. All Intellectual Property owned or exclusively licensed by Investview or its subsidiaries is free and clear of all liens, encumbrances, defects or other restrictions (other than non-exclusive licenses granted in the ordinary course of business). Investview and its subsidiaries are not subject to any judgment, order, writ, injunction or decree of any court or any Governmental Entity, nor has Investview or any of its subsidiaries entered into or become a party to any agreement made in settlement of any pending or threatened litigation, which materially restricts or impairs their use of any Intellectual Property or which would reasonably be expected to result in a Material Adverse Effect.

(q) Investview IT Systems. Investview and its subsidiaries own or have a valid right to access and use all computer systems, networks, hardware, software, databases, websites, and equipment used to process, store, maintain and operate data, information, and functions used in connection with the business of Investview and its subsidiaries (the “Investview IT Systems”). The Investview IT Systems are adequate for, and operate and perform in all material respects as required in connection with, the operation of the business of Investview and its subsidiaries as currently conducted. Investview and its subsidiaries have implemented commercially reasonable backup, security and disaster recovery technology consistent in all material respects with applicable regulatory standards and customary industry practices.

(r) Cybersecurity. (A) There has been no security breach or other compromise of or relating to the Investview IT Systems; (B) Investview has not been notified of, and has no knowledge of any event or condition that would reasonably be expected to result in, any such security breach or other compromise of the Investview IT Systems; (C) Investview and its subsidiaries have implemented policies and procedures with respect to the Investview IT Systems that are reasonably consistent with industry standards and practices, or as required by applicable regulatory standards; and (D) Investview and its subsidiaries are presently in material compliance with all applicable laws or statutes, judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority and contractual obligations relating to the privacy and security of the Investview IT Systems and to the protection of the Investview IT Systems from unauthorized use, access, misappropriation or modification.

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(s) Environmental Laws. Except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither Investview nor any of its subsidiaries is in violation of any applicable federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) Investview and its subsidiaries have all permits, authorizations and approvals required for their operations under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of Investview, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law against Investview or any of its subsidiaries and (D) to the knowledge of Investview, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Entity, against or affecting Investview or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

(t) Accounting Controls and Disclosure Controls. Except as set forth in Investview’s SEC Reports, Investview and its subsidiaries maintain effective internal control over financial reporting (as defined under Rule 13a-15 and 15d-15 under the 1934 Act Regulations) and a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the end of Investview’s most recent audited fiscal year, there has been (1) no material weakness in Investview’s internal control over financial reporting (whether or not remediated) and (2) no change in Investview’s internal control over financial reporting that has materially adversely affected, or is reasonably likely to materially adversely affect, Investview’s internal control over financial reporting.

(u) Compliance with the Sarbanes-Oxley Act. Investview is in compliance in all material respects with all provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof that are in effect and with which Investview is required to comply.

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(v) Payment of Taxes. All United States federal income tax returns of Investview and its subsidiaries required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. No assessment in connection with United States federal tax returns has been made against Investview. Investview and its subsidiaries have filed all other tax returns that are required to have been filed by them or have timely requested extensions thereof pursuant to applicable foreign state, local or other law and have paid all taxes due pursuant to such returns or all taxes due and payable pursuant to any assessment received by Investview and its subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been established by Investview or its subsidiaries. The charges, accruals and reserves on the books of Investview in respect of any income and corporation tax liability for any years not finally determined have been determined in accordance with GAAP and are reasonably expected by Investview to be adequate to meet any assessments or reassessments for additional income tax for any years not finally determined.

(w) ERISA. (i) At no time in the past six years has Investview or any ERISA Affiliate maintained, sponsored, participated in, contributed to or had any liability or obligation in respect of any Employee Benefit Plan subject to Title IV of ERISA or Section 412 of the Code, any “multiemployer plan” as defined in Section 3(37) of ERISA or any multiple employer plan for which Investview or any ERISA Affiliate has incurred or could incur material liability under Section 4063 or 4064 of ERISA, (ii) no “welfare benefit plan” as defined in Section 3(1) of ERISA provides or promises, or at any time provided or promised, retiree health, or other post-termination benefits except to the extent such benefit is fully insured or as may be required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or similar state law and (iii) each Employee Benefit Plan is and has been operated in compliance with its terms and all applicable laws, including but not limited to ERISA and the Code. Each Employee Benefit Plan intended to be qualified under Code Section 401(a) has a favorable determination or opinion letter from the Internal Revenue Service upon which it can rely, and any such determination or opinion letter remains in effect and has not been revoked and no event has occurred and no facts or circumstances exist that could reasonably be expected to result in the loss of qualification or tax exemption of any such Employee Benefit Plan. With respect to each Foreign Benefit Plan, such Foreign Benefit Plan (1) if intended to qualify for special tax treatment, meets, in all material respects, the requirements for such treatment, and (2) if required to be funded, is funded to the extent required by applicable law. Investview does not have any obligations under any collective bargaining agreement with any union. As used in this Section 5(w), “Code” means the Internal Revenue Code of 1986, as amended; “Employee Benefit Plan” means any “employee benefit plan” within the meaning of Section 3(3) of ERISA, including, without limitation, all equity and equity-based, severance, employment, change-in-control, medical, disability, fringe benefit, bonus, incentive, deferred compensation, employee loan and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA, under which (x) any current or former employee, director, independent contractor or other service provider of Investview or its subsidiaries has any present or future right to benefits and which are contributed to, sponsored by or maintained by Investview or any of the Significant Subsidiaries or (y) Investview or any of the Significant Subsidiaries has had or has any present or future direct or contingent obligation or liability; “ERISA” means the Employee Retirement Income Security Act of 1974, as amended; “ERISA Affiliate” means any member of the company’s controlled group as determined pursuant to Code Section 414(b), (c), (m) or (o), with respect to any Person, each business or entity under “common control” with such Person within the meaning of Section 4001(a)(14) of ERISA; and “Foreign Benefit Plan” means any Employee Benefit Plan established, maintained or contributed to outside of the United States of America and which is not subject to United States law.

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(x) Insurance. Investview and its subsidiaries carry or are entitled to the benefits of insurance, with what Investview reasonably believes to be financially sound and reputable insurers, in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and assets, and all such insurance is in full force and effect. Investview has no reason to believe that it or any of its subsidiaries will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that is comparable to its existing cost.

(y) Investment Company Act. Investview is not required, and upon the issuance and sale of the Securities will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended.

(z) No Unlawful Payments. None of Investview, any of its subsidiaries or, to the knowledge of Investview, any director, officer, agent, employee, affiliate or other person acting on behalf of Investview or any of its subsidiaries has taken any action, directly or indirectly, that would result in a violation of any applicable anti-corruption laws, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) in violation of any applicable anti-corruption laws, and Investview and its subsidiaries have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain policies and procedures designed to ensure continued compliance therewith.

(aa) Compliance with Anti-Money Laundering Laws. The operations of Investview and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Anti-Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving Investview or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of Investview, threatened.

(bb) No Conflicts with Sanctions Laws. None of Investview, any of its subsidiaries or, to the knowledge of Investview, any director, officer, agent, employee, affiliate or other person acting on behalf of Investview or any of its subsidiaries is an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is Investview or any of its subsidiaries located, organized or resident in a country or territory that is the subject of Sanctions; and Investview will not knowingly directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or the business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in violation by any Person of Sanctions.

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(cc) Private Placement. Neither Investview nor its subsidiaries, nor any person acting on its or their behalf, has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security under any circumstances that would require registration under the 1933 Act of the Securities being sold pursuant to this Purchase Agreement. Assuming the accuracy of the representations and warranties of Purchaser contained in Section 6 hereof, the issuance of the Securities, including the issuance of the Conversion Shares, is exempt from registration under the 1933 Act.

(dd) Transactions with Affiliates. Neither Investview nor any of its subsidiaries is a party to any agreement, written or oral, to sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its employees, officers, directors, former employees, officers or directors, or affiliates, except in the ordinary course of business at prices and on terms and conditions not less favorable to Investview or such subsidiary than could be obtained on an arm’s-length basis from unrelated third parties and which has been disclosed in writing to the Purchaser. Neither Investview nor any of its subsidiaries has liability or obligation, absolute or contingent, including without limitation any indebtedness, to any of its employees, officers, directors, former employees, officers or directors, or affiliates, except (i) current employee compensation payable in the ordinary course for amounts which have not accrued more than 30 days or as disclosed in writing to the Purchaser.

6. Representations and Warranties of Purchaser. By executing this Purchase Agreement, Purchaser hereby represents and warrants to the Subsidiary and the Company as follows:

(a) Organization and Standing. Purchaser is a limited liability company duly formed, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania.

(b) Assets; Liabilities. Purchaser has good and valid title to, or a valid leasehold interest in, all of the Assets, free and clear of any liens, charges, pledges, security interests or other encumbrances, and the Purchaser is free to transfer good and marketable title to the Assets in connection with the Closing. The Assets constitute all of the assets, rights, properties and equity interests of other entities that are required, necessary and sufficient to carry on, or otherwise associated with, the business of the Purchaser as it is currently being conducted by the Purchaser and as it was conducted by Purchaser prior to the Closing. The Liabilities do not include any indebtedness for borrowed money, liabilities or obligations unrelated to the Assets and the operation of the business related thereto, or any liabilities or obligations owed to parties that are an officer, director, manager, employee, member, shareholder or otherwise affiliated with or related to Purchaser, and any such indebtedness, liabilities or obligations have been satisfied or assumed by Purchaser (or will otherwise remain indebtedness, liabilities or obligations of Purchaser and not be assumed by the Subsidiary) prior to the Closing Date.

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(c) Intellectual Property. As of immediately prior to the Closing, Purchaser solely and exclusively owns all right, title and interest in and to the Core Jointly Owned IP, and has a valid and continuing right to sell, license and use (as the case may be) all Core Jointly Owned IP, in each case free and clear of any liens and without any known conflict with, or infringement of, the rights of others, including prior employees or consultants.

(d) Authorization; Enforcement. (A) Purchaser has all requisite limited liability company power and authority to enter into and perform this Purchase Agreement and to consummate the transactions contemplated hereby, and (B) the execution and delivery of this Purchase Agreement by Purchaser and the consummation by it of the transactions contemplated hereby have been duly authorized by Purchaser’s board of managers and no further consent or authorization is required, this Purchase Agreement has been duly executed and delivered by Purchaser by its authorized representative, and such authorized representative is the true and official representative with authority to sign this Purchase Agreement and the other documents executed in connection herewith and bind Purchaser accordingly.

(e) Validity. This Purchase Agreement has been duly authorized, executed and delivered by Purchaser and constitutes a valid and binding obligation of Purchaser, enforceable against it in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(f) Investment Representations. Purchaser understands that the Securities have not been registered under the Securities Act. Purchaser also understands that the Securities are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Purchaser’s representations contained in this Purchase Agreement.

(g) Purchaser Bears Economic Risk. Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Purchaser must bear the economic risk of this investment indefinitely unless the Securities are registered pursuant to the Securities Act or an exemption from registration is available. Purchaser acknowledges that Purchaser is able to bear the economic risk of losing Purchaser’s entire investment in the Securities. Purchaser understands that the Company has no present intention of registering the Securities or its Interests; provided, however, that the Conversion Shares are subject to registration pursuant to the Registration Rights Agreement. Purchaser also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow Purchaser to transfer all or any portion of the Securities under the circumstances, in the amounts or at the times Purchaser might propose. Purchaser also understands that an investment in the Company involves significant risks and has taken full cognizance of and understands all of the risk factors relating to the purchase of Securities, including, but not limited to, those described on Appendix A hereto.

(h) Acquisition for Own Account. Purchaser is acquiring the Securities for Purchaser’s own account for investment only and not with a view towards their distribution.

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(i) Purchaser Can Protect Its Interest. Purchaser represents that by reason of its or its management’s business or financial experience, Purchaser has the capacity to protect its own interests in connection with the transactions contemplated in this Purchase Agreement and other agreements required hereunder. Further, Purchaser is aware of no publication of any advertisement in connection with the transactions contemplated in this Purchase Agreement.

(j) Accredited Investor. Purchaser represents that it is an “accredited investor” within the meaning of Regulation D under the Securities Act.

(k) Company Information. Purchaser has received and read a summary of the Company’s business and has had an opportunity to discuss the Company’s business, management and financial affairs with directors, officers and management of the Company and has had the opportunity to review the Company’s operations and facilities. Purchaser has also had the opportunity to ask questions of and receive answers from the Company and its management regarding the terms and conditions of this investment.

(l) Domicile. Purchaser maintains Purchaser’s domicile (and is not a transient or temporary resident) at the address set forth in Section 11.

(m) Bad Actor. Neither Purchaser, nor any “Covered Person” related to the Purchaser, is a “Bad Actor” under Rule 506(d) of Regulation D of the Rules and Regulations promulgated under the Securities Act.

(n) Rule 144. Purchaser acknowledges and agrees that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser has been advised of or is aware of the provisions of Rule 144 promulgated under the Securities Act as in effect from time to time, which permits limited resale of interests purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about the Company, the resale occurring following the required holding period under Rule 144 and the number of interests being sold during any three month period not exceeding specified limitations.

(o) No Brokerage Fees. There are no claims for brokerage commission, finders’ fees or similar compensation in connection with the transactions contemplated by this Purchase Agreement or related documents based on any arrangement or agreement binding upon Purchaser. The undersigned will indemnify and hold the Company harmless against any liability, loss or expense (including, without limitation, reasonable attorney’s fees and out-of-pocket expenses) arising in connection with any such claim caused by or resulting from any action or omission by Purchaser in violation of this Section 6(o).

7. Covenants.

(a) Conduct of Business.

(i) From and after the date of this Purchase Agreement and through the Closing Date, the Purchaser shall, except as expressly contemplated by this Purchase Agreement or as required by applicable law (A) maintain the Core Jointly Owned IP in the ordinary course of business consistent with past practice, (B) conduct the business of the Purchaser in the ordinary course of business consistent with past practice, (C) use its best efforts to preserve substantially intact the Purchaser’s business organization, to keep available the services of the Purchaser’s current officers and employees, to preserve the Purchaser’s present relationships with customers, suppliers, distributors, licensors, licensees and other Persons having business relationships with it; and (D) confer with the Subsidiary to keep the Subsidiary informed with respect to the operational matters and to report the general status of the ongoing operations of the business.

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(ii) From and after the date of this Purchase Agreement, Purchaser shall provide to the Subsidiary the benefit of the operations of Purchaser’s business, including paying over to the Subsidiary all revenue received by Purchaser with respect thereto, in exchange for which the Subsidiary shall be responsible for all obligations of the operations of Purchaser’s business, including paying all liabilities of Purchaser when due or, if not so paid, reimbursing Purchaser for the amount of any liabilities of Purchaser paid by Purchaser within five business days thereof, in each case other than Excluded Liabilities (as defined below). In furtherance of the foregoing, from and after the date of this Purchase Agreement, Purchaser and the Subsidiary shall use their commercially reasonable efforts to obtain any consents required to assign from Purchaser to the Subsidiary any contract or agreement included in the Assets (an “Assigned Contract”). If any such consent is not obtained prior to the Closing Date, such Assigned Contract shall not be included in the Assets until such consent is obtained, during which period Purchaser shall continue to provide to the Subsidiary the benefit of the Assigned Contract, including paying over to the Subsidiary all revenue received by Purchaser with respect thereto, in exchange for which the Subsidiary shall be responsible for all obligations of the Assigned Contract, including paying all liabilities of Purchaser when due or, if not so paid, reimbursing Purchaser for the amount of any liabilities of Purchaser paid by Purchaser within five business days thereof.

(iii) To the extent that there is any indebtedness, liability or obligation of Purchaser as of the date hereof or as of the Closing Date that is (i) not ordinary course operating liabilities of the business of the Purchaser conveyed pursuant hereto, (ii) indebtedness for borrowed money, (iii) liabilities or obligations unrelated to the Assets and the operation of the business related thereto or (iv) liabilities or obligations owed to parties that are an officer, director, manager, employee, member, shareholder or otherwise affiliated with or related to Purchaser (collectively, “Excluded Liabilities”), in each case such Excluded Liabilities shall, prior to the Closing Date, be either satisfied or assumed by Purchaser (or will otherwise remain indebtedness, liabilities or obligations of Purchaser and not be assumed by the Subsidiary), and Purchaser shall indemnify the Company and Investview for any and all Excluded Liabilities not so satisfied or assumed.

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(b) Covenant as to Use of Jointly Owned IP. Purchaser hereby covenants and agrees that, from the Closing Date until a Reversionary Event of the Subsidiary, Purchaser shall only use the Jointly Owned IP for itself and the personal use of any of its owner(s), and for the purpose of, and in order to manage, operate and provide the following: (i) non-financial brokerage services; (ii) non-brokerage related custom software development services provided to third parties outside of the financial services industry; (iii) non-brokerage related algorithmic trading strategy custom software development services provided to third parties; (iv) non-brokerage internal and external proprietary trading provided to third parties; (v) non-brokerage related private managed money services provided to third parties; and (vi) algorithmic trading strategy custom software development services provided to third parties (collectively the “Limited IP Uses”). For the avoidance of doubt, from and after the date of any Reversionary Event of the Subsidiary, the foregoing restrictions on the use of the Jointly Owned IP shall terminate, there will be no restrictions on Purchaser’s use of the Jointly Owned IP, and the Purchaser shall not be limited to the Limited IP Uses. In addition to the foregoing, in the event such Reversionary Event of the Subsidiary is a result of the occurrence of a failure or breach set forth in Section 2(j)(i)(C), and such failure or breach continues for more than 90 days, the Purchaser shall have the right, in its sole discretion, to terminate this Purchase Agreement, in which case: (i) the Purchaser’s assignment of an undivided, jointly owned interest in and to the Jointly Owned IP shall be revoked; (ii) the Subsidiary’s rights in any Jointly Owned IP, or for any profits derived therefrom, shall terminate; (iii) the Subsidiary shall assign all of its rights in and to the Jointly Owned IP to the Purchaser and shall execute all documents requested by the Purchaser in connection therewith; (iv) the Subsidiary shall suspend all activities involving any Jointly Owned IP; and (v) the Purchaser shall surrender its Interests in the Company and any Conversion Shares issued to the Purchaser upon exchange of the Interests.

8. Indemnification. Each of Investview, the Company and the Subsidiary, on the one hand, and Purchaser, on the other hand, agrees to indemnify, defend and hold harmless the other Party and its affiliates and its and their respective officers, directors, employees, representatives and agents from any and all liabilities, losses, damages, costs and expenses (including reasonable attorneys’ fees) based upon or in connection with any action or claim by a third party arising out of this Purchase Agreement caused by or resulting from such indemnifying Party’s actions or omissions, including such indemnifying Party’s use of the Jointly Owned IP. Such indemnifying Party shall solely conduct the defense of any such claim or action and all negotiations for its settlement or compromise; provided, however, that (i) no settlement or compromise shall be entered into or agreed to without the other Party’s prior approval, and (ii) the other Party has the right to participate, at its own expense, (which includes hiring of its own attorneys and the indemnifying Party and its attorneys shall fully cooperate with the indemnified Party and its attorneys) in the defense and/or settlement of any such claim or action in order to protect its own interests.

9. Legend. The certificates representing Interests, if any, when transferred to Purchaser, shall bear the following legend, together with any legend required by state law:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF AN AMENDED AND RESTATED OPERATING AGREEMENT, AS AMENDED AND/OR RESTATED TO DATE, AND NO TRANSFER OF SECURITIES SHALL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN SATISFIED. COPIES OF SUCH AGREEMENTS MAY BE EXAMINED AT THE PRINCIPAL OFFICE OF THE COMPANY.

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10. Governing Law; Jurisdiction. This Purchase Agreement shall be governed and construed in accordance with the laws of the State of Delaware without regard to its conflicts of law principles.

PURCHASER AND THE COMPANY CONSENT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION LOCATED WITHIN THE STATE OF DELAWARE AND NO OTHER PLACE AND IRREVOCABLY AGREE THAT ALL ACTIONS OR PROCEEDINGS RELATING TO THIS PURCHASE AGREEMENT MAY BE LITIGATED IN SUCH COURTS. PURCHASER AND THE COMPANY ACCEPT FOR ITSELF AND HIMSELF AND IN CONNECTION WITH ITS AND HIS RESPECTIVE PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS PURCHASE AGREEMENT. PURCHASER AND THE COMPANY FURTHER IRREVOCABLY CONSENT TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN THE MANNER AND TO THE ADDRESS SPECIFIED IN SECTION 11 OF THIS PURCHASE AGREEMENT.

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS PURCHASE AGREEMENT OR THE ACTIONS OF EITHER PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF, EACH OF THE PARTIES HERETO ALSO WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF SUCH PARTY. EACH OF THE PARTIES HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS PURCHASE AGREEMENT. IN THE EVENT OF LITIGATION, THIS PURCHASE AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

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11. Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted to be given pursuant to this Purchase Agreement shall be in writing and shall be delivered (a) in hand by person with written receipt of the person to whom such notice is intended; (b) by registered or certified mail, postage prepaid, return receipt requested; or (c) by a generally recognized commercial courier service or overnight delivery service, (Federal Express or UPS), for next business day delivery, postage prepaid, with delivery receipt requested. All notices sent in accordance with this Section 11 shall be deemed “Delivered” unless otherwise specified herein, the same day if delivered by hand in person with receipt and signature of the intended recipient or by an authorized officer of the intended recipient; if by registered or certified mail, three (3) business days after the same is deposited in the U.S. Mail; or if sent by a commercial courier service or overnight delivery service for next business day delivery, one (1) business day after payment and deposit with the courier service with receipt of mailing. All communications shall be sent to the respective Parties at their addresses as follows:

If to Investview, Inc., or

Investview Financial Group Holdings, LLC, or

Investview MTS, LLC:

234 Industrial Way West

Suite A202

Eatontown, NJ 07724

Attn: Joseph Cammarata, CEO

Attn: Annette Raynor, COO

With a copy to:

SSA Technologies LLC

109 White Oak Lane

Suite 200

Old Bridge, NJ 08857

Attn: Joseph Cammarata, CEO

Michael Best & Friedrich, LLP

170 South Main Street, Suite 1000

Salt Lake City, UT 84101

Attention: Kevin Timken

If to Purchaser:

MPower Trading Systems LLC

1645 Kecks Road

Breinigsville, PA 18031

Attn: David B. Rothrock, Chairman

With a copy to:

Morgan, Lewis & Bockius LLP

1701 Market Street

Philadelphia, Pennsylvania 19103-2921

Attn: Michael J. Pedrick, Esq.

Fox Rothschild LLP

2000 Market Street, 20th floor

Philadelphia, PA 19103

Attn: Stephen M. Cohen, Esq.

or to such other address as may be specified by a Party, by written notice given in accordance with this Section 11.

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12. Fees and Expenses. Investview shall bear all legal fees and other out-of-pocket expenses in connection with the Purchase, including the Audit, all expenses to be paid by Investview pursuant to Section 3(b)(iv) and all expenses incurred in connection with the preparation and negotiation of all documents to effect the Purchase and the other transactions contemplated hereby. The Parties acknowledge that all such legal fees and other out-of-pocket expenses have to date been advanced and paid by DBR Capital LLC (“DBR Capital”) on behalf of the Parties. Investview acknowledges it shall make the following payments as reimbursement of such out-of-pocket expenses as follows: (i) $45,000 to be paid to DBR Capital within fifteen (15) days of the execution of this Purchase Agreement; (ii) the balance of any additional legal fees in excess of $90,000 in the aggregate to be paid on DBR Capital’s behalf directly to Morgan, Lewis & Bockius LLP and Fox Rothschild LLP within fifteen (15) days of the Closing or termination of this Purchase Agreement; and (iii) all expenses otherwise paid by DBR Capital or an affiliate thereof that are to be borne by Investview pursuant to the first sentence of this Section 12 not otherwise included in clauses (i) and (ii), to be paid to DBR Capital within fifteen (15) days of the Closing or termination of this Purchase Agreement. Other than as set forth in this Section 12, each Party acknowledges, agrees and confirms that each Party shall bear its own legal fees and other out-of-pocket expenses for such Party’s own separate review and negotiation with respect to its rights and obligations with regards to the transactions contemplated hereby.

13. Ratification of Existing Agreements. Reference is made to each of (i) the Investor Rights Agreement, dated as of April 27, 2020, as amended by the First Amendment to Investor Rights Agreement dated November 9, 2020 (as so amended, the “Investor Rights Agreement”), between Investview and DBR Capital and (ii) the Voting Rights Agreement, dated as of April 27, 2020, as amended by the First Amendment to Voting Agreement dated November 9, 2020 (as amended, the “Voting Agreement”), among Investview, DBR Capital and certain stockholders of Investview. Investview hereby ratifies and reaffirms that each of the Investor Rights Agreement and the Voting Agreement are in full force and effect and no conditions remain to be satisfied or are continuing for the DBR Capital’s full ability to exercise all rights thereunder, other than the condition under Section 1.2 of the Voting Agreement that DBR Capital or its Affiliates (as defined therein) continue to own beneficially the Convertible Note (as defined therein) or any other securities of the Company.

14. Miscellaneous.

(a) All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or persons or entity or entities may require.

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(b) None of the provisions of this Purchase Agreement may be waived, modified, amended, deleted, changed or terminated orally or otherwise, except by a writing signed by the Subsidiary, the Company, Investview and Purchaser.

(c) In the event any provision of this Purchase Agreement is found to be void, invalid, illegal or unenforceable, the remaining provisions are intended to be separable and binding with the same effect as if the void, invalid, illegal or unenforceable provision were never the subject of this Purchase Agreement.

(d) The invalidity, illegality or unenforceability of one or more of the provisions of this Purchase Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Purchase Agreement in such jurisdiction or the validity, legality or enforceability of this Purchase Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the Parties hereunder shall be enforceable to the fullest extent permitted by law.

(e) This Purchase Agreement supersedes all prior discussions and agreements between the Parties with respect to the subject matter hereof and contains the sole and entire agreement between the Parties hereto with respect to the subject matter hereof.

(f) The headings used in this Purchase Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

(g) This Purchase Agreement may be executed in any number of counterparts and by different Parties hereto in separate counterparts, with the same effect as if all Parties had signed the same document. All such counterparts (including counterparts delivered by facsimile, email or other electronic format) shall be deemed an original, shall be construed together and shall constitute one and the same instrument. This Purchase Agreement shall become effective when each Party hereto shall have received counterparts hereof signed by all of the other Parties hereto.

(h) No failure or delay by any party in exercising any right, power or privilege under this Purchase Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

(i) Any provision of this Purchase Agreement which, either by its terms or to give effect to its meaning, must survive, shall survive the cancellation, expiration or termination of this Purchase Agreement.

(j) All the terms and provisions of this Purchase Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective Parties hereto, the successors and permitted assigns of the Purchaser and the successors of the Company, whether so expressed or not. None of the Parties hereto may assign its rights or obligations hereof without the prior written consent of the other Parties, except that the Purchaser may, without the prior consent of the other Parties, assign its rights to any trust or entity owned by Purchaser and/or Purchaser’s successors and assigns for estate planning purposes, to DBR Capital LLC, to any of Purchaser’s other members in connection with the winding down of Purchaser or any of their respective affiliates. This Purchase Agreement shall not inure to the benefit of or be enforceable by any other third-party person or entity.

(k) At any time or from time to time after the date hereof, the Parties agree to cooperate with each other, and at the request of any other Party, and without any additional consideration, the Parties agree to provide further information or assurances; execute and deliver such additional agreements, documents and instruments; and take such other actions and do such other things, as may be necessary or appropriate to carry out the terms and provisions of this Purchase Agreement, the intent of the Parties and give effect to the transactions contemplated hereby.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have caused this Purchase Agreement to be duly executed as of the date first set forth above.

MPOWER TRADING SYSTEMS LLC

By:	/s/ David B. Rothrock
Name:	David B. Rothrock
Title:	Managing Member

By:	/s/ James R. Bell
Name:	James R. Bell
Title:	Managing Member

By:	/s/ Michael J. Coyle
Name:	Michael J. Coyle
Title:	Managing Member

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Purchase Agreement to be duly executed as of the date first set forth above.

INVESTVIEW MTS, LLC

By:	/s/ Joseph Cammarata
Name:	Joseph Cammarata
Title:	Chief Executive Officer

By:	/s/ Annette Raynor
Name:	Annette Raynor
Title:	Chief Operations Officer

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Purchase Agreement to be duly executed as of the date first set forth above.

INVESTVIEW FINANCIAL GROUP HOLDINGS, LLC

By:	/s/ Joseph Cammarata
Name:	Joseph Cammarata
Title:	Chief Executive Officer

By:	/s/ Annette Raynor
Name:	Annette Raynor
Title:	Chief Operations Officer

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Purchase Agreement to be duly executed as of the date first set forth above.

INVESTVIEW, INC.

By:	/s/ Joseph Cammarata
Name:	Joseph Cammarata
Title:	Chief Executive Officer

By:	/s/ Annette Raynor
Name:	Annette Raynor
Title:	Chief Operations Officer

[Signature Page to Securities Purchase Agreement]

SCHEDULE A

Jointly Owned IP

“Core Jointly Owned IP” means all software, including source code and object code of the operational commercial ready front-end and middle-office proprietary Prodigio SMART (Signal Management Automated Real-time Robotic Trading system) Trading Platform software, including all patents, know-how and other intellectual property necessary, useful and/or used in such software.

“Jointly Owned Licenses” means, to the extent assignable, all licenses under which Purchaser has rights to use third-party software or intellectual property in the use of the Core Jointly Owned IP.

“Subsidiary Modifications” mean any and all updates, upgrades, modifications, alterations, changes and improvements to the Jointly Owned IP made by the Subsidiary whether now already in existence or made in the future.

“Jointly Owned IP” means, collectively, the Core Jointly Owned IP, Jointly Owned Licenses, and the Subsidiary Modifications.

APPENDIX A

RISK FACTORS

AN INVESTMENT IN THE INTERESTS INVOLVES A HIGH DEGREE OF RISK; EACH OF THE COMPANY AND INVESTVIEW IS A START-UP VENTURE WITH LITTLE OR NO ASSETS, REVENUES OR OPERATIONS; THERE ARE OR MAY BE COMPETITIVE PRODUCTS AND SERVICES IN THE MARKETPLACE FOR EACH OF THE COMPANY’S AND INVESTVIEW’S PRODUCTS AND SERVICES; EACH OF THE COMPANY AND INVESTVIEW MAY NEED ADDITIONAL CAPITAL IN THE FUTURE TO REACH ITS GROWTH OBJECTIVES AND/OR MEET ITS EXPENSES AND THE UNITS MAY NEVER HAVE ANY VALUE. AMONG OTHER RISKS, PURCHASER SHOULD CONSIDER THE FOLLOWING, IN ADDITION TO ALL OF THE RISK FACTORS INCLUDED IN INVESTVIEW’S 10-K FOR THE FISCAL YEAR ENDED MARCH 31, 2020, AND IN THE 10-QS FOR THE QUARTERS ENDED JUNE 30, 2020, SEPTEMBER 30, 2020, AND DECEMBER 31, 2020:

(a) Development Stage of Company and Investview; Uncertainty of Future Revenues. Each of the Company and Investview is a development stage company and has a limited operating history. As a development stage company, the business of each of the Company and Investview is subject to the problems, expenses, difficulties, complications and delays normally associated with business ventures in the development stage, which historically have a high failure rate, and there can be no assurance that each of the Company and Investview will be viable or profitable in the future. The purchase of the Interests, as any investment in any development stage company, involves a high degree of risk, including, but not limited to, the substantial risk of loss of Purchaser’s entire investment in each of the Company and Investview.

(b) Lack of Liquidity. A purchase of the Interests should be considered a long-term investment. There is no public market for the Interests, nor is one expected to develop as a result of this Purchase. Purchaser must be prepared to hold the Interests indefinitely and should not expect to be able to liquidate this investment even in an emergency or for any other reason.

(c) Unproven Market Acceptance. Although each of the Company and Investview believes there is a need for the products and services proposed to be offered by each of the Company and Investview, its management is unable to guarantee (i) the level of market acceptance the products and services will achieve and (ii) the number of customers willing to pay for each of the Company’s and Investview’s products and services.

(d) Need for Additional Funds; Future Dilution. Each of the Company and Investview may, and will likely, require additional rounds of financing in order to bring the its products and services to market. Each of the Company’s and Investview’s capital requirements will depend upon numerous factors, including the success of their respective development plans, marketing and sales efforts. To the extent that the funds generated by this offering together with existing resources and any future earnings or credit facilities are insufficient to fund the each of the Company’s and Investview’s respective activities, each of the Company and Investview may adversely affect the current members by diluting the their interests in each of the Company and Investview. No assurance can be given that additional financing will be available or that, if available, it will be obtained on terms favorable to each of the Company and Investview. If adequate funds are not available, each of the Company and Investview may have to reduce developing, manufacturing and marketing activities and services, which could have a material adverse effect on the Company’s and/or Investview’s business, or discontinue operations entirely.

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(e) No Distributions. To date, neither the Company nor Investview has made any distributions to its members and no assurance exists or can be given that either the Company or Investview will make any distributions in the foreseeable future. Each of the Company and Investview currently intends to retain future earnings for use in its business and, therefore, does not anticipate making any distributions in the foreseeable future. Future distributions, if any, will depend, among other things, on each of the Company’s and Investview’s respective results of operations, capital requirements and financial condition and on such other factors as the Company’s sole member may, in its discretion, consider relevant.

(f) Projections. Any financial projections of the Company or Investview and projections relating to the future market for the Company’s or Investview’s potential products provided to Purchaser are based upon current assumptions as to future events and conditions which each of the Company and Investview believes to be reasonable as of the date thereof, but which are inherently uncertain and unpredictable. The projections have been prepared by the officers respective of the Company and Investview and no independent expert rendered on opinion as to the reasonableness of the projections or the assumption on which they are based. The assumptions may prove to be incomplete or incorrect and unanticipated events and circumstances may occur. Because of such uncertainties, and the other risks outlined herein, the actual results of each of the Company’s and Investview’s future operations can be expected to be different from those projected, and such difference may be material and adverse. Potential investors should consider the projections in light of the underlying assumptions, reach their own conclusions as to the reasonableness of those assumptions and evaluate the projections on the basis of that analysis.

(g) Determination of Purchase Price. There have been no professional opinions concerning the value of a membership interest in each of the Company and Investview, the value of the assets of each of the Company and Investview, the net worth of each of the Company and Investview or the projected financial information of each of the Company and Investview. The purchase price for the Interests and Consideration has been arbitrarily determined by each of the Company and Investview. The purchase price for the Interests is not necessarily indicative of their value. It is entirely possible that the Interests, if transferable, could not be resold for the purchase price, or for any other amount.

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EXHIBIT A

Operating Agreement

(see attached)

EXHIBIT B

Capitalization Table

(see attached)